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                                                                    Exhibit 10.1

                       NOTE AND WARRANT PURCHASE AGREEMENT

         THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 5, 2003, by and among United States Lime & Minerals, Inc., a Texas corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Schedule A (which persons and entities are hereinafter collectively referred to as the "Purchasers" and each individually as a "Purchaser").

                                    RECITALS:

         WHEREAS, the Company desires to issue and sell to the Purchasers 14% Subordinated PIK Notes Due 2008, in the form attached hereto as Exhibit A (the "Notes"), and warrants to purchase shares of common stock (the "Warrant Shares"), par value $0.10 per share, of the Company (the "Common Stock"), in the form attached hereto as Exhibit B (the "Warrants" and, together with the Notes and the Warrant Shares, the "Securities"), in the respective amounts set forth opposite each such Purchaser's name on Schedule A;

         WHEREAS, the Purchasers desire to purchase the Securities on the terms and conditions set forth herein; and

         WHEREAS, to induce the Purchasers to purchase the Securities, the Company is willing to enter into that certain Registration Rights Agreement, dated as of the Closing Date (as defined below), by and among the Company and the Purchasers (the "Registration Rights Agreement" and, together with this Agreement, the Notes and the Warrants, the "Purchase Documents").

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Sale and Purchase of the Securities.

         1.1 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the Note and the Warrant in the respective amounts set forth opposite such Purchaser's name on Schedule A. The purchase price of each Note and Warrant shall be the principal amount of the Note set forth opposite each Purchaser's name on Schedule A.

         1.2 Closing. The closing of the sale and purchase of the Notes and Warrants under this Agreement shall be held at 10:00 a.m. on August 5, 2003, at the principal executive offices of the Company (the "Closing"), or at such other time, date or place as the Company and the Purchasers subscribing to purchase at least a majority of the

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aggregate Original Principal Amount (as defined in the Notes) of all Notes may mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers the Notes and Warrants against payment of the purchase price therefor in lawful money of the United States of America by certified or official bank check made payable to the order of the Company or wire transfer of immediately available funds to an account designated by the Company. The parties agree that the delivery of the Purchase Documents and any other documents at the Closing may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

2. Representations, Warranties and Covenants of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with, the Company as follows:

         2.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver the Purchase Documents and to carry out their provisions. All action on the Purchaser's part required for the lawful execution and delivery of the Purchase Documents has been taken. Upon their execution and delivery, the Purchase Documents will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

         2.2 Investment Representations. The Purchaser understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act and applicable state securities laws (collectively, the "Acts") based in part upon the Purchaser's representations contained in this Agreement. The Purchaser hereby represents and warrants as follows:

                  (a) Experience; Risk. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Securities and of protecting the Purchaser's interests in connection therewith. The Purchaser is able to fend for itself in the transactions contemplated by the Purchase Documents and has the ability to bear the economic risk of the investment, including complete loss of the investment.

                  (b) Investment. The Purchaser is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser understands that the Securities have not been registered under the Acts by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

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                  (c)      Information. The Purchaser has been furnished with
all information which the Purchaser deems necessary to evaluate the merits and risks of purchasing the Securities and has had the opportunity to ask questions concerning the Securities and the Company, and all questions posed have been answered to the Purchaser's satisfaction. The Purchaser has been given the opportunity to obtain any additional information the Purchaser deems necessary to verify the accuracy of any information obtained concerning the Securities and the Company. The Purchaser understands that an investment in the Securities involves significant risks.

                  (d) Restricted Securities; Need for the Company's Consent To Transfer. The Purchaser understands that the Securities will be "restricted securities" under the Acts inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Securities may be resold without registration under the Acts only in certain limited circumstances. The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available. In addition to restrictions under the Acts, the Purchaser may not sell, assign, pledge, dispose of or otherwise transfer the Notes or Warrants, or any interest therein, without the prior written consent of the Company.

                  (e) Accredited Investor Status; Tax Implications. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has considered the Federal and state income tax implications of an investment in the Securities and has consulted with the Purchaser's own advisors with respect thereto.

                  (f) Residence. If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on Schedule A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made are located at the address or addresses of the Purchaser set forth on Schedule A.

                  (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any permitted disposition of all or any portion of the Securities unless and until:

                           (i)      there is then in effect a registration
statement under the Acts covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii)     the Purchaser shall have notified the
Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of the Purchaser or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under any of the Acts.

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                  (h)      Legends. The Purchaser understands and agrees that
the Securities will bear a legend substantially similar to the legend set forth below:

         THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAS [HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. [NEITHER] THIS SECURITY [NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] MAY [NOT] BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS SECURITY IS SUBJECT TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF AUGUST 4, 2003, BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

In addition to the foregoing, the Securities will bear any other legend that may be required by applicable law, by the Company's Articles of Incorporation or Bylaws, or by any agreement between the Company and the Purchaser.

                  (i) Subordination. The Purchaser understands that certain provisions of this Agreement, the Notes and Warrants, including without limitation certain provisions with respect to rights relating to payments, remedies and other benefits provided to the Purchaser, are subordinate to certain other debt of the Company pursuant to the terms and conditions of
Section 4 of the Notes.

                  (j) Broker's Fees. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify the Company for any claims, losses or expenses incurred by the Company in connection with any claim for any such fees or commissions.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

         3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Purchase Documents and to carry out the provisions of the Purchase Documents. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and

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leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

         3.2 Authorization; Binding Obligation. All corporate action on the part of the Company necessary for the authorization of the Purchase Documents and the performance of all obligations of the Company thereunder at the Closing has been taken or will be taken prior to the Closing. This Agreement has been, and the Registration Rights Agreement, the Notes and the Warrants will be, when executed and delivered at the Closing, duly executed and delivered by the Company. This Agreement constitutes, and the Registration Rights Agreement, the Notes and the Warrants when executed and delivered at the Closing will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

         3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock, 5,799,845 shares of which are issued and outstanding and (ii) 500,000 shares of Preferred Stock, par value $5.00 per share, none of which is issued. All outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable.

         3.4 SEC Reports. The Company has filed all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (collectively, the "Company SEC Reports"). The Company SEC Reports
(i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Warrant Shares. Upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved from its authorized shares of Common Stock such number of Warrant Shares as are issuable upon exercise of the Warrants.

         3.6 Debt Obligations. Schedule B is a complete and correct listing of all of the Company's liabilities, obligations and indebtedness for borrowed money in excess of $1,000,000 as of the date hereof (collectively, "Debt"). The Company has performed and is in compliance in all material respects with all of the terms of such Debt and all instruments and agreements relating thereto.

         3.7 Solvency. As of the Closing, the Company (i) has capital sufficient to carry on its business and transactions and (ii) does not intend to incur or believe (or have

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reason to believe) that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         3.8 Compliance with Applicable Law. Except to the extent that the failure of such to be the case would not result in a material adverse effect on the Company or its business, the Company is in compliance with each governmental approval applicable to it and in compliance with all other applicable laws relating to it or any of its properties.

         3.9 Governmental and Third Party Approvals. The Company has obtained all necessary approvals, authorizations and consents of any person and of all governmental authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Purchase Documents.

         3.10 No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Company and no event has occurred or condition arisen that would reasonably be expected to have a material adverse effect on the Company or its business.

         3.11 Broker's Fees. Other than Frost Securities, Inc., no agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated by the Purchase Documents. The Company agrees to indemnify each Purchaser against any fee or commission payable by such Purchaser for which the Company is responsible.

4. Covenants of the Company. Except as otherwise waived by the holders of at least a majority of the aggregate Original Principal Amount of all Notes then outstanding (the "Majority Purchasers"), until all of the indebtedness represented by the Notes has been paid and satisfied in full, the Company will:

         4.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 4.13, preserve and maintain its corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, including without limitation all permits when and as necessary for the conduct of the Company's business as then contemplated, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under applicable law.

         4.2 Maintenance of Property. Except as permitted by Section 4.14, protect and preserve all properties useful in and material to its business, the lack of which could result in a material adverse effect on the Company or its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property the lack of which could result in a material adverse effect on the Company or its business; and, from time to time, make or cause to be made all renewals, replacements and additions to such

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property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         4.3 Insurance. Carry adequate insurance issued by an insurer acceptable to the Majority Purchasers, in amounts reasonably acceptable to the Majority Purchasers against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated. Business interruption insurance shall be carried by the Company in an amount usually carried by entities engaged in the same or similar business similarly situated.

         4.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis ("GAAP") and in compliance with the regulations of any governmental authority having jurisdiction over the Company or any of its properties.

         4.5 Payment and Performance of Obligations. Pay and perform all obligations under the Purchase Documents, and to the extent that the failure to do so could result in a material adverse effect on the Company or its business, pay or perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, however, that the Company may contest any item described in clauses (i) or (ii) of this Section 4.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         4.6 Compliance with Laws and Approvals. Observe and remain in compliance with all applicable laws and maintain in full force and effect all governmental approvals, in each case applicable to the conduct of the Company's business to the extent that the failure to do so could result in a material adverse effect on the Company or its business.

         4.7 Environmental Laws. In addition to and without limiting the generality of Section 4.6, to the extent that the failure to do so could result in a material adverse effect on the Company or its business, (i) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws (as defined below) and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any governmental authority regarding Environmental Laws, and (iii) defend, indemnify and hold harmless the Purchasers, and their respective affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or

                                       7

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unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials (as defined below), or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Company, or any orders, requirements or demands of governmental authorities related thereto, including without limitation reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. For purposes of this
Agreement: (i) "Environmental Laws" means any and all Federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or governmental authorities, relating to the protection of human health or the environment, including without limitation requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials, and (ii) "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any applicable law,
(b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any governmental authority, (c) the presence of which require investigation or remediation under any applicable law, (d) the discharge or emission or release of which require a permit or license under any applicable law or other governmental approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, or (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances (in unsafe form) or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         4.8 Compliance with ERISA. In addition to and without limiting the generality of Section 4.6, to the extent that the failure to do so could result in a material adverse effect on the Company or its business (i) comply with all applicable provisions of the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified ("ERISA"), with respect to all Employee Benefit Plans (as defined below), (ii) not take any action or fail to take action the result of which could be a liability to the PBGC (as defined below) or to a Multiemployer Plan (as defined below), (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code (as defined below), (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code, and (e) furnish to the Purchasers upon the request of the Majority Purchasers such additional information about any Employee Benefit Plan as may be reasonably requested by the Majority Purchasers. For purposes of this Agreement: (i) an "Employee Benefit Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA which (a) is maintained for employees of the Company, or any ERISA Affiliate (as defined below) or (b) has at any time within the preceding six years been maintained for the employees of the Company, or any current or

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former ERISA Affiliate, (ii) "ERISA Affiliate" means any person who together with the Company is treated as a single employer within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA, (iii) "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified, (iv) Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, or within the six years immediately preceding, has made, contributions, and (v) "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         4.9 Compliance with Agreements. Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of the Company's business (except to the extent that any term, condition and provision has been waived by the other parties to such leases, agreements and other instruments), including without limitation (i) the Credit Agreement, dated as of April 22, 1999, as amended by the First Amendment to Credit Agreement, dated as of December 27, 2000, a letter agreement dated March 4, 2003, and the Third Amendment to Credit Agreement, dated as of August 4, 2003, each as amended, restated or otherwise modified and in effect from time to time, by and among by and among the Company, Texas Lime Company, a Texas corporation ("TLC"), Arkansas Lime Company, an Arkansas corporation ("ALC"), the lenders referred to therein and National City Bank (successor to Wachovia Bank, National Association) and (ii) the Loan and Security Agreement, dated March 3, 2003, as amended by the First Amendment to Loan and Security Agreement, dated as of August 4, 2003, as amended, restated or otherwise modified and in effect from time to time, by and among the Company, TLC, ALC and National City Bank, the noncompliance with which could cause a material adverse effect on the Company or its business.

         4.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

         4.11 Visits and Inspections. Permit each Purchaser, from time to time, at reasonable times and upon reasonable advance notice, to visit and inspect the Company's properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         4.12 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Majority Purchasers may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and assure each Purchaser its rights under the Purchase Documents.

         4.13 Limitations on Mergers and Liquidation. Not merge, consolidate or enter into any similar combination with any other person or liquidate, wind-up or dissolve itself

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(or suffer any liquidation or dissolution) except, provided that no Event of
Default (as defined in Section 6) then exists or would occur as a result thereof:

                  (a) any wholly-owned subsidiary of the Company may merge with the Company or with any other wholly-owned subsidiary of the Company;

                  (b) any wholly-owned subsidiary of the Company may wind-up into the Company; and

                  (c) the Company may merge, consolidate or enter into any similar combination with, or wind-up or dissolve itself into, any person which
(i) expressly assumes joint and several liability for the indebtedness represented by the Notes and becomes a party to this Agreement pursuant to
Section 7.2, (ii) is incorporated under the laws of the United States or any state thereof, and (iii) is solvent after giving affect thereto.

         4.14 Limitations on Sale of Assets. Not convey, sell, lease, assign, transfer or otherwise dispose of 10% or more of the Company's property, business or assets, on a consolidated basis, including without limitation the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction, whether now owned or hereafter acquired except, provided that no Event of Default then exists or would occur as a result thereof:

                  (a) the sale of inventory in the ordinary course of business;

                  (b) the sale of obsolete assets no longer used or usable in the business of the Company or any of its subsidiaries;

                  (c)      the transfer of assets to an entity pursuant to
Section 4.13(c);

                  (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

                  (e) the sale of all or substantially all of the Company's assets to a person with which the Company could have merged pursuant to Section 4.13(c) hereof.

         4.15 Use of Proceeds. Use all proceeds from the sale of the Notes to fund Phase II of Arkansas Lime Company as outlined in the Company's confidential business plan dated May 2003 and previously delivered to the Purchasers.

         4.16 Financial Statements and Projections. Provide each Purchaser with the following financial statements and reports in the event the Company is no longer subject to any of the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended:

                  (a) as soon as practicable and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated and

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consolidating balance sheet of the Company and its subsidiaries as of the close of such fiscal quarter and unaudited consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the fiscal year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding fiscal year and prepared by the Company in accordance with GAAP (except for the absence of footnotes) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the principal financial and accounting officer of the Company to present fairly in all material respects the financial condition of Company and its subsidiaries as of their respective dates and the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                  (b) as soon as practicable and in any event within 125 days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its subsidiaries as of the close of such fiscal year and audited consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding fiscal year and prepared by an independent certified public accounting firm acceptable to the Majority Purchasers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its subsidiaries or with respect to accounting principles followed by the Company or any of its subsidiaries not in accordance with GAAP.

                  (c) At the time of delivery of any reports to the Senior Creditors (as defined in the Notes) which reports are required to be delivered to the Senior Creditors pursuant to any Senior Debt Documents (as defined in the Notes) ("Senior Reports"), such Senior Reports.

5.       Conditions to Closing.

         5.1 Conditions to the Purchasers' Obligations at the Closing. The Purchasers' obligations under Section 1 of this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties made by the Company in Section 3 shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of the Closing Date.

                  (b) Legal Investment. On the Closing Date, the offer, sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                  (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

                  (d) No Default. No condition or event shall exist or have occurred which would constitute an Event of Default or, with the giving of notice, passage of time or both, would constitute an Event of Default.

                  (e) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company.

         5.2 Conditions to Obligations of the Company. The Company's obligations to offer, sell and issue the Securities are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties made by each of the Purchasers in Section 2 shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of the Closing Date.

                  (b) Legal Investment. On the Closing Date, the offer, sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                  (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

6. Events of Default. Except as otherwise consented to by the Majority Purchasers, each of the following shall constitute an "Event of Default," whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental authority or otherwise:

         6.1 Default in Payment of Principal. The Company shall default in any payment when and as due (whether at maturity, by reason of acceleration or otherwise) of principal on the Notes.

         6.2 Other Payment Default. The Company shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest accrued but unpaid on the Notes, and such default shall continue unremedied for five business days.

         6.3 Misrepresentation. Any representation or warranty made or deemed to be made by the Company under the Purchase Documents or any amendment thereto shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         6.4 Default in Performance of Certain Covenants. The Company shall default in the performance or observance of any covenant or agreement contained in Section 4.13 or 4.14.

         6.5 Default in Performance of Other Covenants and Conditions. The Company shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in Section 6.4) or any other Purchase Documents and such default shall continue for a period of 30 days after written notice thereof has been given to the Company by the Majority Purchasers in the manner provided herein.

         6.6 Debt Cross-Default. The Company shall (i) be in default in the payment of any Indebtedness (as defined below) due to any party other than the Purchasers, the aggregate outstanding amount of which Indebtedness is in excess of $1,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Indebtedness referred to in clause (i) above), the aggregate outstanding amount of which other Indebtedness is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other default or event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such other Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such other Indebtedness to become due prior to its stated maturity (any applicable grace period having expired). "Indebtedness," as applied to the Company, means without duplication: (a) all items (except items of capital stock, surplus or undivided profits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as at the date as of which Indebtedness is to be determined; (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by the Company is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by the Company; and (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which the Company has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which the Company has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         6.7 Other Cross-Defaults. The Company shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract (as defined below) unless, but only as long as, the existence of any such default is being contested by the Company in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Company to the extent required by GAAP. "Material Contract" means any contract or agreement, written or oral, of the Company, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its business.

         6.8 Change in Control. Any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Inberdon Enterprises, Ltd. and its affiliates, shall obtain ownership or control in one or more series of transactions of more than 25% of the Common Stock or 25% of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company, or there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Indebtedness) obligating the Company to repurchase, redeem or repay all or any part of the Indebtedness or capital stock provided for therein (any such event, a "Change in Control").

         6.9 Voluntary Bankruptcy Proceeding. The Company shall (i) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         6.10 Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Company in any court of competent jurisdiction seeking (i) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Company or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including without limitation an order for relief under such Federal bankruptcy laws) shall be entered.

         6.11 Failure of Agreements. Any provision of this Agreement or of any other Purchase Document shall for any reason cease to be valid and binding on the Company.

         6.12 Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $1,000,000 in any fiscal year shall be entered against the Company by any court and such judgment or order shall continue without discharge or stay for a period of 30 days.

7.       General Provisions.

         7.1 Governing Law; Jurisdiction. The Purchase Documents and all acts and transactions pursuant thereto and the rights and obligations of the parties thereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply. EACH PURCHASER CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN DALLAS, TEXAS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THE PURCHASE DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PURCHASER ACCEPTS FOR SUCH PURCHASER AND IN CONNECTION WITH SUCH PURCHASER'S RESPECTIVE RIGHTS UNDER THE PURCHASE DOCUMENTS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THE PURCHASE DOCUMENTS. EACH PURCHASER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER SPECIFIED IN
SECTION 7.6 OF THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PURCHASE DOCUMENTS OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PURCHASER FURTHER WARRANTS AND REPRESENTS THAT SUCH PURCHASER HAS REVIEWED THIS WAIVER WITH SUCH PURCHASER'S LEGAL COUNSEL, AND THAT SUCH PURCHASER KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE PURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         7.2 Successors and Assigns. This Agreement may not be assigned, conveyed or transferred without the prior written consent of the Company. As a condition of any such transfer, a Joinder to this Agreement in the form attached hereto as Schedule C must be duly executed and delivered by the permitted transferee to the Company. Subject to the foregoing, the rights and obligations of the Company and each Purchaser under this Agreement shall be binding upon and benefit their respective permitted successors and assigns.

         7.3 Entire Agreement. This Agreement, the other Purchase Documents, the exhibits and schedules hereto and thereto and the Notes and Warrants delivered pursuant to the terms hereof constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof, and, except as provided in Section 4 of the Notes, are for the sole benefit of the parties hereto and their respective permitted successors and assigns and are not intended to confer any third-party benefit on any other person, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

         7.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.5 Amendment or Waiver. The Purchase Documents may be amended, and any term or provision of the Purchase Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and the Majority Purchasers. Any such amendment of the Purchase Documents, or waiver of any term or provision of the Purchase Documents, made with such written consent of the Company and the Majority Purchasers shall be binding upon each Purchaser under this Agreement; provided, however, that, without the written consent of all of the Purchasers and the Company, no such amendment or waiver will be made which would (i) extend the time for payment of any principal or interest of any Note
(ii) reduce the principal amount of or interest due under any Note, (iii) except as otherwise set forth in the Warrants, decrease the number of Warrant Shares that may be purchased under any Warrant, (iv) modify the Warrant Exercise Term (as defined in the Warrants), or (v) except as permitted by the terms of the Warrants, adjust the Exercise Price (as defined in the Warrants) set forth in the Warrants.

         7.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) in the case of a Purchaser located within the continental United States, the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (v) in the case of a Purchaser located outside of the continental United States, the third business day after deposit with an internationally recognized courier, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to each Purchaser at the address set forth on the signature page hereof, or at such other address as the Company or a Purchaser may designate by 10 days' advance written notice to the other parties hereto.

         7.7 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, except that the Company shall reimburse the Purchasers for their reasonable legal fees and expenses (not to exceed $25,000 in the aggregate) in connection with the negotiation and execution of this Agreement.

         7.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.10 Notes Pari Passu. Except for matters related to prepayment as may be specifically set forth in any Note, the Notes shall rank equally without preference or priority of any kind over one another.

         7.11 No Shareholder Rights. Nothing contained in the Purchase Documents (i) shall be construed as conferring upon any Purchaser the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company, and (ii) no dividends shall be payable or accrued in respect of the Warrants or the Warrant Shares, in both cases of (i) and (ii) until, and only to the extent that, the Warrants shall have been duly exercised for Warrant Shares properly registered in the name of the Purchaser.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

UNITED STATES LIME & MINERALS, INC.

By:________________________________________
Name:  Timothy W. Byrne
Title: President and Chief Executive Officer

Address: 13800 Montfort Drive, Suite 330
         Dallas, Texas 75240

Telephone: (972) 991-8400
Facsimile: (972) 385-1805

THE PURCHASERS:

CREDIT TRUST S.A.L.                       ABB FINANCE, LIMITED


By:__________________________________     By:__________________________________
Name:  Elias Doumet                       Name:________________________________
Title: President                          Title:_______________________________

Address:  ___________________________     Address:
          ___________________________
          ___________________________
          ___________________________

Telephone:___________________________     Telephone:
Facsimile:___________________________     Facsimile: __________________________

R.S. BEALL CAPITAL PARTNERS, LP

By:    Trans Texas Financial Corp., its
       general partner


By:__________________________________
Name:  Robert S. Beall
Title: President

Address: 1903 Central Drive, Suite 102
         Bedford, Texas 76021

Telephone: (817) 399-1100
Facsimile: (817) 399-1919

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS

                                                                              Number of Warrant Shares
   Name and Address                         Principal Amount of Note              Underlying Warrant
   ----------------                         ------------------------              ------------------
CREDIT TRUST S.A.L.                                $5,500,000                           63,643

_______________________________
_______________________________
_______________________________

ABB FINANCE, LIMITED                               $5,500,000                           63,643

R.S. BEALL CAPITAL PARTNERS, LP                    $3,000,000                           34,714

                                   SCHEDULE B

         1. The Credit Agreement, dated as of April 22, 1999, as amended by the First Amendment to Credit Agreement, dated as of December 27, 2000, a letter agreement dated March 4, 2003, and the Third Amendment to Credit Agreement, dated as of August 5, 2003, each as amended, restated or otherwise modified and in effect from time to time, by and among the members of the Company Group, the lenders referred to therein and National City Bank (successor to Wachovia Bank, National Association) pursuant to which such lenders have agreed to make loans to and otherwise provide credit to or for the benefit of the members of the Company Group.

         2. The Loan and Security Agreement, dated March 3, 2003, as amended by the First Amendment to Loan and Security Agreement, dated as of August 5, 2003, as amended, restated or otherwise modified and in effect from time to time, by and among the members of the Company Group and National City Bank.

                                   SCHEDULE C

                                     JOINDER

                       Made as of _______________________

Reference is made to the Note and Warrant Purchase Agreement (the "Agreement") entered into as of August 5, 2003, by and among United States Lime & Minerals, Inc., a Texas corporation (the "Company"), and each of those persons and entities (the "Purchasers"), severally and not jointly, whose names are set forth on the Schedule of Purchasers attached thereto as Schedule A.

The undersigned, __________________________ (the "Joining Party"), represents and warrants to the Company that it is a permitted transferee under the Agreement.

The Joining Party has read the Agreement and hereby agrees to be bound by all terms and conditions thereof to which the Purchasers are bound, such that the term "Purchaser," "Purchasers," and "Majority Purchasers" as and when used in the Agreement shall henceforth also include the Joining Party.



                                            ACKNOWLEDGED AND AGREED

                                            [__________________________________]

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Telephone:__________________________

                                            Facsimile:__________________________

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT